                                                                       EXHIBIT A

          CENTERPOINT ENERGY RESOURCES CORP., CENTERPOINT ENERGY, INC.
                         AND TEXAS GENCO HOLDINGS, INC.
             GUARANTIES ISSUED OR AMENDED DURING FIRST QUARTER 2003

 5/29/03                                                                                                          DATE
GUARANTOR  PURPOSE                     BUSINESS UNITS AS DEBTORS     BENEFICIARY/COUNTERPARTY     DOLLAR LIMIT   ISSUED     EXPIRES
---------  -------                     -------------------------     ------------------------     ------------   ------     -------
CEI        Natural gas supplier  CEGRC CEGM  CEGT                  ONEOK Energy Marketing and
                                                                   Trading Company L.P.           $ 20,000,000  01-Jan-03  31-Jan-04

CEI        Natural gas supplier        CEGM                        Unimark, LLC                   $  3,000,000  08-Jan-03  08-Jan-04

CEI        Natural gas supplier  CEGRC Entex                       Crosstex Gulf Coast
                                                                   Marketing, Crosstex Energy
                                                                   Services & Crosstex CCNG
                                                                   marketing                      $ 20,000,000  01-Feb-03  01-Feb-04

CERC       Natural gas supplier  CEGRC CEGM  UGTC  IGS CEMI        Tractebel Energy Marketing     $ 10,000,000  01-Jan-03  01-Jan-04

CERC       Natural gas supplier        CEGM            CEFS        Questar Energy Trading
                                                                   Company                        $  5,000,000  15-Jan-03  15-Jan-04

CERC       Natural gas supplier  CEGRC IGS   ENTEX                 Crosstex CCNG Marketing,
                                                                   Crosstex Energy Services,
                                                                   Ltd., Crosstex Gulf Coast
                                                                   Marketing, Ltd.                $ 20,000,000  01-Feb-03  01-Feb-04

CERC       Natural gas supplier  CEGRC CEGM        UGT IGS         Entergy-Koch Trading, LP       $ 20,000,000  03-Feb-03  31-Mar-04

CERC       Natural gas supplier  CEGRC CEGM  LUGT  IGS UGT         Unocal Energy Trading, Inc.    $  3,000,000  13-Feb-03  30-Apr-04

CERC       Natural gas supplier  CEGRC                             Bank of Montreal               $ 20,000,000  28-Feb-03  31-Mar-04

CERC       Natural gas supplier  CEGRC                             UBS AG                         $ 50,000,000  17-Mar-03  31-Mar-04

CERC       Natural gas supplier  CEGRC CEGM                        BP Energy Company              $ 15,000,000  28-Mar-03  31-Mar-04

CERC       Natural gas supplier  CEGRC UGT                         AEP Energy Services, Inc.
                                                                   and Houston Pipe Line
                                                                   Company LP, AEP Gas
                                                                   Marketing, LP                  $ 30,000,000  31-Mar-03  31-Mar-04

TGHI       Natural gas supplier                             GENCO  BP Energy Company              $  7,000,000  01-Jan-03  01-Jan-04

TGHI       Natural gas supplier                             GENCO  AEP Energy Services, Inc.,
                                                                   Houston Pipe Line Company
                                                                   LP & AEP Gas Marketing, LP     $ 10,000,000  06-Jan-03  06-Jan-04

TGHI       Natural gas supplier                             GENCO  American Electric Power
                                                                   Service Corporation            $ 10,000,000  06-Jan-03  06-Jan-04

TGHI       Natural gas supplier                             GENCO  Connect Energy Services,
                                                                   Inc.                           $  3,000,000  27-Jan-03  27-Jan-04

TGHI       Natural gas supplier                             GENCO  Coral Energy Resources, L.P.,
                                                                   Coral Energy Power, L.L.C.     $  4,000,000  01-Feb-03  01-Feb-04

           Natural gas supplier
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
                                                                                ISSUED
                                                                                ------
CERC       CENTERPOINT ENERGY GAS RESOURCES        TOTAL BY CERC             $ 173,000,000
CEI        CENTERPOINT ENERGY, INC.                 TOTAL BY CEI             $  43,000,000
TGHI       TEXAS GENCO HOLDINGS, INC.              TOTAL BY GENCO            $  34,000,000
                                              TOTAL OUTGOING GUARANTIES      $ 250,000,000
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*On February 18, 2003, CenterPoint Energy, Inc. entered into a guarantee in favor of Siderca, S.A.I.C., which expires on December 12, 2004, and has an unlimited dollar amount. The purpose of this guarantee is to support a representation made by CenterPoint Energy Light, Inc. to the purchaser of the
Argener business that there are no undisclosed liabilities of the Cayman holding companies of the Argener business.